EMPLOYMENT AGREEMENT

     This is an Employment Agreement dated as of November 1, 2005, among Dr. Qun Yi Zheng, an individual residing at 6 Foxhill Drive, Wayne, New Jersey 07470 (the "Employee"), and Cortech, Inc., a Delaware Corporation, with principal offices at P.O. Box 74, 376 Main Street, Bedminster, New Jersey 07921 (the "Company").

                                    RECITALS

     The Company desires that the Company employs the Employee and the Employee desires to be employed by the Company, on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, the parties agree as follows:

     1. Employment.  The Company offers,  and the Employee  accepts,  employment
        ----------
under the terms and conditions stated in this Agreement, which terms and conditions shall supersede any other prior oral or written employment agreements between the Company (and any predecessors) and the Employee. The Employee shall assume such responsibilities and perform such duties as the Company shall from time to time assign to the Employee. The Employee's initial title shall be President. The Employee shall report only to the Chairman of the Board of the Company. The Employee shall perform his duties to the best of his ability, experience, and talents, all to the reasonable satisfaction of the Company, and shall use his best efforts to promote the interests of the Company. During the term (as defined in Section 2) of this Agreement, the Employee shall not engage in any capacity or activity which is contrary to the welfare, interest or benefit of the business conducted by the Company. The Employee shall devote all of his business time, ability and attention to the business of the Company, unless otherwise authorized in writing by the Board of Directors of the Company. The Employee shall engage in such travel on behalf of the Company as may reasonably be required in connection with the performance of his duties hereunder.

     2.1 Term of  Agreement.  The term of the  employment  under the  Employment
         ------------------
Agreement (the "Term") shall be three years, commencing November 1, 2005 (the "Effective Date") and shall extend until November 1, 2008, unless sooner terminated pursuant to Section 7 hereof, or unless otherwise modified pursuant to Section 2.2.

     2.2 Unless the Company gives thirty (30) days written notice prior to November 1, 2007, the three year term of this employment agreement shall be automatically extended for one day for each day elapsed after November 1, 2007, it being the intention of the parties to convert the Term of this agreement to a contract with a three year "evergreen" term, commencing on November 1, 2007.

     3. Compensation.
        ------------

     3.1 Amount.  In connection with his employment,  the Employee shall be paid
         ------
an annual gross salary of two hundred thousand dollars ($200,000) (the "Base Salary") during the Term and thereafter as mutually agreed upon by the Company and the Employee.

     The Employee shall be paid in the same periodic installments customary for other employees of the Company. In addition, the Board of Directors of the Company shall from time to time review the Base Salary to be paid to the Employee under this Agreement and shall increase (but not decrease) the Base Salary in such amounts, if any, as the Board of Directors determines. Also, the Employee may be granted bonuses at the discretion of the Board of Directors.

     3.2  Benefits  Plans.  The Company  shall  provide the  Employee  with such
          ---------------
medical and disability insurance, hospital insurance and group life insurance and other benefits made available to executive level employees of the Company, subject to the terms and conditions of such benefit plans and arrangements.

     3.3  Vacations.  The Employee  shall be entitled each year to a vacation of
          ----------
twenty (20) working days, during which time his compensation shall be paid in full. He shall also be compensated for such holidays and other non-working days as are consistent with the policies of the Company for executives generally. All vacations shall be scheduled so as to cause minimal interference with the operations of the Company. No vacation days may be carried over to the subsequent calendar year except upon express agreement of the parties.

     3.4 Reimbursement of Expenses. Any reasonable expenses incurred by Employee
         --------------------------
in promoting the business of the Company will be promptly paid directly or promptly reimbursed to Employee upon receipt of receipts or other documentation evidencing the date, amount and business reason for the expenditure.

     3.5  Automobile.  The  Company  will lease an  appropriate  vehicle for the
          ----------
Employee, which may be used for both business and personal purposes. The lease for this vehicle will not exceed twenty thousand ($20,000) per year.

     4.0 Employee's  Equity in Kent Financial,  Inc. (parent company of Cortech,
         -----------------------------------------------------------------------
Inc.).  Employee will be entitled to purchase equity in Kent as provided under a
------
separate agreement between Employee and Kent.

     5.0  Insurance  Policy.  The  Employee  agrees that he will  undertake  all
          ------------------
required steps to enable the Company to secure a three (3) year term insurance policy for four million ($4,000,000) dollars on his life. The Company will be responsible for paying any and all premiums and costs of this policy and the Company will be beneficiary of three million dollars ($3,000,000) of this policy; Employee's Spouse will be beneficiary of one million dollars ($1,000,000) of this policy.

     6.0 Death or Disability.
         --------------------

     6.1 Death or  Disability.  In the event of  Employee's  death or  permanent
         --------------------
disability, this Agreement shall terminate. For purposes of this subsection, permanent disability shall mean the failure to perform the prescribed duties assigned to Employee by virtue of a health condition for a continuous period of three months.

     6.2  Disability  Payments.   In  the  event  of  the  Employee's  permanent
          ---------------------
disability as defined in this Agreement, the Employee shall be paid such benefits to which he is entitled under the terms of such long-term disability insurance as the Company has provided him or 80% of his salary for the remainder of the three year Term under Section 2 of this contract, whichever is greater, in accordance with his regular payment schedule.

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

     6.3 Death During  Disability  Period.  In the event of the Employee's death
         ---------------------------------
during the period in which Disability Payments are being paid, the Company shall pay any remaining Disability Payments due for the remainder of the Term under
Section 2 to such beneficiaries as the Employee designates in writing before his death, or upon his failure to designate a beneficiary, to his surviving spouse or, if none, then the Employee's estate. Such payments shall be paid in lieu of any and all payments provided for in the Death Benefits Section of the Agreement.

     6.4 Death  Benefits.  Subject  to the  provisions  of  Section  7.1 of this
         ---------------
Agreement, in the event of the Employee's death while he is actively serving his prescribed duties as President and during the term of his employment, the Company shall pay to such beneficiaries as the Employee shall designate in writing prior to the Employee's death, or if he fails to designate a beneficiary, to the Employee's spouse or, if none, to the Employee's estate, an annual benefit equal to his then current annual salary (the "Death Benefit"). The Death Benefit shall be payable in equal monthly installments for the remainder of the Term under Section 2 of this contract, commencing on the first day of the next month following the month in which the Employee's death occurs. Payments made pursuant to this Section 4 shall be made in lieu of any and all payments provided for in Section 2 and Sections 6.1 - 6.3 of the Agreement.

     7.0 Termination. The Employee's employment hereunder may be terminated only
         ------------
under the following circumstances:

     7.1 By the Company for Cause.  The Company  may  terminate  the  Employee's
         -------------------------
employment hereunder for "cause" upon not less than five days' prior written notice of such termination. For purposes of this Agreement, the Company shall have "cause" to terminate the Employee's employment hereunder upon:

     (i) The continued failure by the Employee to substantially perform his duties hereunder (other than any such failure resulting from the Employee's incapacity due to physical or mental illness)) within three days after a written demand for substantial performance is delivered to the Employee by the Company that specifically identifies the manner in which the Company believes the Employee has not substantially performed his duties (the "Three Day Period").

     (ii) The Employee's conviction of any criminal act or fraud.

     (iii) Notwithstanding the foregoing, the Employee's employment may not be terminated for cause unless and until the Company has delivered to the Employee a copy of a resolution duly adopted by the affirmative vote of not less than 75 percent of the entire Board of Directors at a meeting of the Board (of which the Employee was given at least 20 days prior written notice and an opportunity, together with his counsel, to be heard before the Board), finding that in the good faith opinion of the Board, the Employee has not substantially performed his duties (which failure shall be described in detail) and such failure has not been cured within the period described in (ii) above. In addition, the Company shall not have cause to terminate the Employee's employment hereunder as a result of any event occurring prior to the date hereof and previously disclosed to the Company. The burden of establishing cause shall be upon the Company.


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

     7.2  Termination  Without  Cause.  The  Company  may  terminate  Employee's
          ----------------------------
employment without cause, by giving not less than ninety days written notice. If the Company terminates Employee's employment without cause, then notwithstanding anything contained herein to the contrary, or other provided by law, Employee shall be entitled to receive all compensation described in Section 3.1 for the remainder of the Term under Section 2 of this contract in accordance with his regular payment schedule.

     7.3 Termination by the Employee  Without Cause.  The Employee may terminate
         -------------------------------------------
his employment hereunder for any reason. In this event, the Company is not required to make any further payments to the Employee. The Employee may also terminate his employment for the Company's failure to make the payments specified herein, if the Company fails to make such payments for a period of five days after Employee has given notice of such failure. In this event, the Employee will be entitled to receive all compensation described in Section 3.1 for the remainder of the Term under Section 2 of this contract in accordance with his regular payment schedule.

     7.4 Termination of the Employee Based Upon Change in Control.
         --------------------------------------------------------

     (i) The Executive may terminate his employment under this Agreement at any time for "good reason" (as defined below) within 36 months after the date of a Change in Control (as defined below) of Cortech, Inc., unless this contract is assumed by Kent Financial, Inc.

     (ii) A "Change in Control" of the Company shall be deemed to have occurred if:

     (A) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act") as in effect on the date hereof), other than an entity beneficially owning, directly or indirectly, common stock of the Company representing 50.1% or more of the Company's issue and outstanding common stock as of the Effective Date, is or becomes the beneficial owner, directly or indirectly, of common stock of the Company representing 50.1% or more of the Company then issued and outstanding common stock; or

     (B) individuals who constitute the Company's Board of Directors on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a Director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the Directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for Director, without objection to such nomination) shall be, for purposes of this clause, considered as though such person were a member of the Incumbent Board. For purposes of this Section 7.4(A), "good reason" shall mean a determination solely by the Employee, in good faith, that as a result of the change of control of the Company he may be adversely affected (i) in carrying out his duties and powers in the fashion he previously enjoyed or (ii) in his future prospects with the Company.

     (iii) If the Executive terminates his employment after a Change of Control of the Company, he shall notify the Company in writing of the Termination Date and he shall be paid all compensation described in

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
          Section  3.1 of this  contract  for the  remainder  of the Term  under
          Section 2 of this contract in accordance with his regular payment schedule.

     8.0 Covenant Not to Compete
         -----------------------

     8.1 When the Covenant Applies
         -------------------------

     (i) If the Employee is terminated under Section 7.2 without cause or if the Employee terminates based on a change of control under Section 7.4 prior to the contract becoming an "evergreen" contract under Section 2.2, the Employee will be subject to the convenant set forth in
          Section 8.2 through the end of the Term only, i.e., through November 8, 2008.

     (ii) If the Employee is terminated without cause under Section 7.2 or if the Employee terminates based on a change of control after the contract becomes an "evergreen" contract under Section 2.2. the
          Employee will be subject to the covenant set forth in Section 8.2 during the Term for which he continues to be paid under Section 2, i.e., for three years from the date of Termination

     (iii) If the Employee  terminates  under the second and third  sentences of
          Section 7.3, the Employee will be subject to the covenant set forth in
          Section 8.2 during the time he continues to be paid under Section 2.

     8.2 Subject to Sections 1, 8.1 and 8.2, during the Term under Section 2, the Employee agrees not to do any of the following:

     (i) Engage, directly or indirectly, in a business or projects undertaken during the Term of this contract by the Company or by Kent. The projects covered by this covenant will be the subject of an appendix to this Agreement or a separate memorandum agreement which shall be agreed upon from time to time, but at a minimum, once per year at the beginning of the fiscal year.

     (ii) Engage, directly or indirectly, in any way in the solicitation of employees or independent contractors of the Company or its affiliates in connection with any job, venture or other employment opportunity of any nature.


     (iii) Interfere in any material way, directly or indirectly, whether for his own account or for the account of any other person, firm, corporation or other business organization, with the Company's relationship with, or endeavor to entice away from the Company, any person, firm corporation or other entity who or which was an executive employee consultant, distributor, agent, contractor, supplier, source, of material and/or product or customer of, the Company.

     8.3  Engagement  in Business.  For purposes of this Section 8, the Employee
          ------------------------
shall be deemed directly or indirectly engaged in a business or activity if he participates in such business or activity as a material proprietor, partner, joint venture, stockholder, director, officer, manager, employee, consultant, advisor or agent or if he controls such business or entity. Notwithstanding the above, the Employee shall not be deemed a stockholder merely by reason of holding less than five percent (5%) of the outstanding equity of any publicly


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

owned corporation, provided that the Employee shall not be in a control position with regard to such corporation.

     9.0 Confidential Information.
         -------------------------

     9.1 No Disclosure:  Definition of  Confidential  Information.  The Employee
         ---------------------------------------------------------
shall not at any time during the term or thereafter use for his own benefit and/or reveal, divulge or publish or make known, directly or indirectly, to any person, including for example and not by way of limitation, any information contained in the Company's books and records, any customers of the Company and any other business information relating to the business of the Company, whether written or oral, that the Employee has acquired during the Term (hereinafter referred to as "Confidential Information"). Notwithstanding the above, the term Confidential Information shall not include: (i) any information which is in the public domain and could readily be known or determined without being employed by the Company or which enters the public domain through no breach of the Employee's obligation hereunder; and (ii) any information which the Employee acquires through or from parties independent of the Company, but only to the extend the Employee can verify the independence of his information or knowledge to the reasonable satisfaction of the Company; (iii) any information required to be disclosed by law or regulation; and (iv) any information disclosed for the purpose of completing and filing any tax returns of Employee.

     9.2  Information  Held in  Trust.  The  Employee  shall  hold in trust  and
          ---------------------------
confidence for the benefit of the Company all Confidential Information of the Company, and the Employee shall not disclose such Confidential Information for any purpose other than on behalf of the Company in accordance with his duties under this Agreement. The Employee shall not make any copies of the Confidential Information without the express prior written consent of the Company. It is hereby expressly understood that by disclosing the Confidential Information to the Employee, the Company does not grant any express, implied of other license or right of any nature to the Employee with respect to the Confidential Information.

     9.3 Duties Upon Termination.  Upon expiration of the Term or termination of
         -----------------------
the Employer's services for the Company irrespective of the time, manner or cause of such termination, the Employee shall surrender to the Company all lists, books, records and documents provided by, belonging to, relating to or used in connection with the Company's business and/or all other property belonging to the Company or to the Company's customers.

     10.0  Information  from Employee.  The Company does not wish to receive any
           ---------------------------
confidential information from the Employee. Any and all information disclosed by the Employee to the Company shall not be deemed Confidential, and the Company shall be under no obligation to retain any such information in confidence.

     11.0 Interest and Counsel Fees.
          -------------------------

     11.1 Interest.  All amounts  payable to the Executive  under this Agreement
          ---------
shall be due and payable at the time specified herein and any payment which is not made within five days of the date of written demand shall be made with interest on the amount due from the due date in full at an annual rate of 2% over the prime or base rate of interest generally offered or charged by Citibank, N.A. to its commercial customers for short-term unsecured loans, as in effect from time to time during the period from such due date until the date such payment is made.


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

     11.2 Counsel Fees. The Company hereby  irrevocably  authorize the Executive
          ------------
from time to time to retain counsel of his choice at the expense of the Company's to represent the Executive in connection with the Executive's defense of any litigation, arbitration or other legal action relating to this Agreement or any provision hereof (whether such action is by or against the Company or any director, officer, stockholder or other person affiliated with the Company, or in any jurisdiction). Notwithstanding any existing or prior attorney-client relationship between the Company and such counsel, the Company irrevocably consents to the Executive entering into an attorney-client relationship with such counsel, and in that connection the Company and the Executive agree that a confidential relationship shall exist between the Executives and such counsel. The reasonable fees and expenses of counsel selected by the Executive shall be paid or reimbursed to the Executive by the Company on a regular, periodic basis upon presentation by the Executive of a statement or statements prepared by such counsel in accordance with its customary practices, up to a maximum aggregate amount of $250,000, which sum may be increased upon application of the Executive to the Board of Directors

     12.0 Employee's Representation and Warranties.
          -----------------------------------------

     12.1 The Employee hereby represents and warrants to the Company that the execution and delivery by him of this Agreement, and the performance by him of his duties and responsibilities on behalf of the Company as set forth in this Agreement will not constitute a breach, violation or default by him under any employment agreement, confidentiality agreement, non-competition agreement, or any other agreement or any judgment or other instrument to which he is a party or by which he is otherwise bound or subject.

     12.2 If the Employee is sued by Pure World, Inc., or its successor Naturex, Inc., for violating a certain restrictive covenant between Employee and Pure World, Inc., namely, the restrictive covenant contained in Paragraph 6 of the agreement dated as of February 1, 1996, as amended by agreement executed July 28, 1997, Employee represents that he will indemnify and hold harmless the Company and any of its officers or employees, should they be sued as well.

     13.0 Equitable Relief and Limits of Liability.  The parties  recognize that
          ----------------------------------------
irreparable harm will result to either party if the other party fails or refuses to perform the obligations under this Agreement and that the remedy at law for such failure or refusal will be inadequate. Accordingly, in addition to any other remedies and damages available, the Company and the Employee shall be entitled to injunctive relief, and other appropriate equitable relief. Nothing herein shall be construed as prohibiting the Company or the Employee from pursuing any other remedies in addition to equitable relief, including the recovery of damages; provided, however, that the Company's damages for breach of this Agreement shall be limited, in all respects, to a maximum amount equal to the remaining amount to be paid to Employee hereunder following the date of breach. Notwithstanding anything to the contrary set forth herein, in no event shall the Company be entitled to consequential or punitive damages as a result of such breach.

     14.0 Invalidity and  Severability.  If any provisions of this Agreement are
          -----------------------------
held invalid or unenforceable, such invalidity or unenforceability shall not affect the other provisions of this Agreement, and, to the extent, the provisions of this Agreement are intended to be and shall be deemed severable. In particular and without limiting the foregoing sentence, in the event that any provision of Section 6 of this Agreement shall be held to be invalid or unenforceable by reason of the geographic or business scope or the duration thereof, such invalidity or unenforceability shall attach only to such provision and shall not affect or render invalid or unenforceable any other provision of this Agreement. This Agreement and such provisions of Section 6 shall be


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

construed as if the geographic or business scope or the duration of such provision had been more narrowly drawn so as not to be invalid or unenforceable.

     15.0  Notices.  All notices  hereunder  shall be in writing and  personally
           --------
delivered or mailed by registered or certified mail, return receipt requested, to the following address:

     If to the Company:

     Cortech, Inc.
     376 Main Street
     P.O. Box 74
     Bedminster, NJ  07921

     If to the Employee:
     6 Fox Hill Drive
     Wayne, NJ  07470

     The Company or the Employee may hereafter designate another address to the other in writing for purposes of notices under the Amended Employment Agreement.

     16.0  Waivers.  Any waiver by any party of any  violation  of, breach of or
           --------
default under any provision of this Agreement by the other party shall not be construed as, or constitute, a continuing waiver of such provision, or waiver of any other violation of, breach of or default under any other provision of this Agreement.

     17.0  Assignability.  The Agreement  shall not be assignable by the Company
           -------------
without the written consent of Employee, except that if the Company shall merge or consolidate with or into, or transfer substantially all of its assets to, another corporation or other form of business organization, this Agreement shall be binding on the Employee and be for the benefit of and binding upon the successor of the Company resulting from such, merger, consolidation or transfer without Employee's consent, unless this Agreement is terminated pursuant to
Section 7.2. Employee may not assign, pledge or encumber any interest in this Agreement or any part thereof without the express written consent of the Company, this Agreement being personal to Employee.

     18.0 Severability. Each provision of the Employment Agreement constitutes a
          ------------
separate and distinct undertaking, covenant and/or provision hereof. In the event that any provision of the Employment Agreement shall finally be determined to be unlawful, such provision shall be deemed severed from the Employment Agreement, but every other provision of the Employment Agreement shall remain in full force and effect, and in substitution for any such provision held unlawful, there shall be substituted a provision of similar import reflecting the original intent of the parties hereto to the extent permissible under law.

     19.0 Benefits of  Affiliates.  Any  protection,  benefits,  rights or other
          ------------------------
provisions given to the Company in this Agreement shall be deemed to apply to, protect and inure to the benefit of the Company ' subsidiaries and affiliates.

     20.0 Entire Agreement.  This Agreement contains the entire agreement of the
          -----------------
parties as to the subject matter hereof and supersedes any and all other agreements of the parties as to the subject matter hereof. This Agreement and its terms may not be waived, changed, modified, extended or discharged orally, except by an agreement in writing signed by the party against whom enforcement


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

of such waiver, change, modification, extension or discharge is sought.

     21.0.  Applicable Law. This Agreement shall be construed in accordance with
            --------------
the laws of the State of New Jersey.

     22.0. Construction. The section and subsection headings used herein are for
           ------------
convenience of reference only, are not a part of this Agreement and are not to affect the construction of, or be taken into consideration in interpreting, any provision of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                       CORTECH, INC.


                                       By:  /s/ Paul O. Koether 11/25/2005
                                            ------------------------------------
                                            Paul O. Koether

                                       EMPLOYEE
                                            /s/ Qun Yi Zheng 11/25/2005
                                            ------------------------------------
                                            Dr. Qun Yi Zheng

















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